UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 7, 2020
CONSTRUCTION PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38479	26-0758017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

290 Healthwest Drive, Suite 2 Dothan, Alabama 36303 (Address of principal executive offices) (ZIP Code)

(334) 673-9763 (Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	ROAD	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☒

Item 2.02. Results of Operations and Financial Condition.

On August 7, 2020, Construction Partners, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 hereto, and the information contained in Exhibit 99.1 is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

F. Julius (Jule) Smith, III, a Senior Vice President of the Company, has been appointed to the newly created position of Chief Operating Officer of the Company, effective October 1, 2020. Smith, 51, has more than 25 years of construction management experience. Since 1992, he has held various positions of increasing responsibility within Fred Smith Company, the Company's North Carolina subsidiary (“FSC”), and currently serves as its President, a role he has held since 2009. In 2004, Mr. Smith joined the United States Navy Reserve, receiving a direct commission as a Supply Corps Officer. Mr. Smith earned his Master of Business Administration and Bachelor of Arts degrees from Wake Forest University. There is no arrangement or understanding between Mr. Smith and any other persons pursuant to which Mr. Smith was selected as an officer.

Transactions with Related Parties

On December 31, 2017, the Company sold an indirect wholly owned subsidiary to Reid Smith, Mr. Smith’s brother, in consideration for a note receivable in the amount of approximately $1.0 million, which approximated the net book value of the disposed entity. In connection with this transaction, the Company also received a separate note receivable from the disposed entity in the amount of approximately $1.0 million, representing certain accounts payable of the disposed entity that the Company had previously paid on its behalf. During the 2018 fiscal year, the largest aggregate amount of principal outstanding was the initial principal balance at origination, and the aggregate amount of principal paid on the notes was approximately $251 thousand. During the 2019 fiscal year, the largest aggregate amount of principal outstanding was approximately $1.8 million, and the aggregate amount of principal paid on the notes was approximately $185 thousand, net of interest accrued. As of September 30, 2018 and 2019, the aggregate remaining principal balance of the notes was approximately $1.8 million and $1.6 million, respectively. During both of these periods, each note bore simple interest at a rate of two percent per year, but no interest payments were made on either note during the 2018 or 2019 fiscal years. During the nine months ended June 30, 2020, the notes were amended to, among other things, reduce the outstanding principal balances of the notes, eliminate the accrual of interest thereon and revise the respective payment schedules of the amounts outstanding under the notes. Payments of outstanding principal during the nine months ended June 30, 2020 totaled approximately $350 thousand, and as of June 30, 2020, the aggregate remaining principal balance of the notes was approximately $1.2 million. Remaining payments are scheduled to be made in periodic installments during fiscal year 2020 through fiscal year 2026.

Since January 30, 2015, FSC has been a party to a master services subcontract with Austin Trucking, LLC (“Austin Trucking”), an entity owned by Jacob R. Austin, Mr. Smith’s brother-in-law. Pursuant to the agreement, Austin Trucking performs subcontract work for FSC, including trucking services. During the fiscal years ended September 30, 2018 and 2019, FSC incurred costs of approximately $13.0 million and $15.2 million, respectively, for these subcontract services. As of September 30, 2018 and 2019, FSC had approximately $790 thousand and $834 thousand, respectively, due to Austin Trucking reflected in accounts payable. During the nine months ended June 30, 2020, FSC incurred approximately $3.8 million in expenses for these services and, as of June 30, 2020, had approximately $337 thousand due to Austin Trucking reflected in accounts payable.

FSC provides construction services to various companies owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal years ended September 30, 2018 and 2019, FSC earned approximately $1.7 million and $3.2 million, respectively, for these services. As of September 30, 2018 and 2019, FSC had approximately $2.7 million and $1.3 million, respectively, due from these companies reflected in contracts receivable. During the nine months ended June 30, 2020, FSC earned approximately $859 thousand for these services. As of June 30, 2020, FSC had approximately $100 thousand due from these companies reflected in contracts receivable.

FSC provides construction services to various companies owned by Reid Smith, Mr. Smith’s brother. During the fiscal years ended September 30, 2018 and 2019, FSC earned approximately $94 thousand and $2.7 million, respectively, for these services. As of September 30, 2018 and 2019, FSC had approximately $200 thousand and $1.0 million, respectively, due from these companies reflected in contracts receivable. During the nine months ended June 30, 2020, FSC earned approximately $675 thousand for these services. As of June 30, 2020, FSC had approximately $133 thousand due from these companies reflected in contracts receivable.

FSC pays a consulting fee to an entity owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal years ended September 30, 2018 and 2019, FSC paid approximately $224 thousand and $217 thousand, respectively, in consulting fees to this entity. During the nine months ended June 30, 2020, FSC paid approximately $160 thousand in consulting fees to this entity.

FSC rents on a month-to-month basis and, from time to time, purchases vehicles from an entity owned by Fred J. Smith, Jr., Mr. Smith’s father. During the fiscal year ended September 30, 2018, FSC paid this entity approximately $1.1 million for these rentals and did not purchase any vehicles from this entity. During the fiscal year ended September 30, 2019, FSC paid this entity approximately $1.0 million for these rentals and purchased vehicles from this entity for an aggregate purchase price of approximately $441 thousand. During the nine months ended June 30, 2020, FSC paid this entity approximately $562 thousand for these rentals and purchased vehicles from this entity for an aggregate purchase price of approximately $639 thousand.

From time to time, Providence Construction Services, LLC (“Providence”), an entity owned by Reid Smith, Mr. Smith’s brother, provides subcontracting services to FSC. During the fiscal years ended September 30, 2018 and 2019, FSC paid approximately $216 thousand and $4.2 million, respectively, for these services, and FSC owed approximately $52 thousand and $404 thousand to Providence as of September 30, 2018 and 2019, respectively, as reflected in accounts payable. For the nine months ended June 30, 2020, FSC paid approximately $1.2 million for these services, and as of June 30, 2020, FSC owed approximately $78 thousand to Providence, as reflected in accounts payable.

Prior to the Company's acquisition of FSC, FSC advanced funds to an entity owned by Fred J. Smith, Jr., Mr. Smith’s father, in connection with a land development project. The obligations of the borrower entity to repay the advances are guaranteed by a separate entity owned by Fred J. Smith, Jr. Amounts outstanding under the advances do not bear interest and must be repaid in full no later than March 17, 2021. During each of the fiscal years ended September 30, 2018 and 2019 and the nine months ended June 30, 2020, the amount of principal outstanding under the advances was approximately $774 thousand.

Item 7.01. Regulation FD Disclosure.

On August 7, 2020, the Company issued a press release announcing the promotion and appointment of Mr. Smith to the position of Chief Operating Officer, effective October 1, 2020. A copy of the press release is furnished as Exhibit 99.2 hereto, and the information contained in Exhibit 99.2 is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1*	Press release dated August 7, 2020 announcing financial results for the fiscal quarter ended June 30, 2020
99.2*	Press release dated August 7, 2020 announcing promotion of F. Julius Smith, III to position of Chief Operating Officer
104**	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Furnished herewith.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTRUCTION PARTNERS, INC.

Date: August 7, 2020	By:	/s/ Charles E. Owens
Charles E. Owens
President and Chief Executive Officer